UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 2, 2017

YEXT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38056	20-8059722
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Madison Ave, 5th Floor

New York, NY 10010

(Address of principal executive offices, including zip code)

(212) 994-3900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 2, 2017, the board of directors (the “Board”) of Yext, Inc. (the “Company”) elected Tamar Yehoshua as a Class III member of the Board, whose term will expire at the 2020 annual meeting of stockholders. The Board has not yet determined on which committees of the Board Ms. Yehoshua will be serving.

Ms. Yehoshua is a vice president of product management in the Search team at Google, Inc. Prior to joining Google in 2010, Tamar served as vice president for advertising technology at A9, an Amazon company, from 2005-2010, and director of engineering from 2004-2005. She previously served in senior engineering leadership roles at Reasoning, Inc. from 2002-2004, and Noosh, Inc. from 1999-2002. Ms. Yehoshua also served as a member of the board of directors of RetailMeNot, Inc., an online provider of coupon services formerly listed on the NASDAQ Global Select Market, from December 2015 until its sale in May 2017 to Harland Clarke Holdings Corp.  Ms. Yehoshua holds a Bachelor of Arts degree in Mathematics from the University of Pennsylvania and a Master’s degree in Computer Science from The Hebrew University of Jerusalem.

Ms. Yehoshua will be eligible to receive compensation as outlined in the Company’s outside director compensation policies described in the Company’s prospectus for its initial public offering dated April 12, 2017.  Pursuant to this policy, the Company’s outside directors are eligible to receive an annual cash retainer based on their general service on the Board and additional cash retainers for participation or serving as chairperson of certain committees of the Board. Under the policy, a non-employee director can elect to receive such cash compensation in the form of equity awards.  The Company’s outside directors are also eligible to receive equity awards under the Company’s 2016 Equity Incentive Plan (the “Plan”). In connection with her election to the Board, Ms. Yehoshua has been awarded an initial grant of restricted stock units having a value of $300,000 at the time of grant under the Plan, or 22,727 restricted stock units as of market close on the date of Ms. Yehoshua’s election and the award.  This award will vest in approximately equal installments annually over a three-year period, subject to continued service through each vesting date.  The Company’s outside directors are also entitled to an annual grant of restricted stock having a value of $150,000 at the time of grant, provided the non-employee director has served on our Board of Directors for at least the preceding six months. This annual award will vest as to 100% of the shares on the one-year anniversary of the date of grant or upon a change of control. The Board has discretion to accelerate or modify such vesting schedule due to special circumstances. Finally, the Company reimburses its non-employee directors for all reasonable out-of-pocket expenses incurred in the performance of their duties as directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YEXT, INC.

By:	/s/ Ho Shin
Ho Shin
EVP & General Counsel

Date:  October 3, 2017